POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that J.P. Morgan Chase Commercial
Mortgage Securities Corp., a Delaware corporation, having its head office at 270 Park Avenue, in the
City of New York, State of New York, United States of America (the "Corporation"), hereby nominates, makes, constitutes and appoints any officer of LaSalle Bank National Association ("Paying
Agent") duly authorized to sign on behalf of the Paying Agent in its capacity as Paying Agent for the J.P.
Morgan Chase Commercial Mortgage Securities Corp. Commercial Mortgage Pass-Through
Certificates, Series 2005-LDP4 (the "Certificates"), issued under that certain Pooling and Servicing
Agreement, dated as of September 1, 2005, between the Corporation, the Paying Agent, Wells Fargo
Bank, N.A., as Trustee, GMAC Commercial Mortgage Corporation, as Master Servicer No. 1,
Midland Loan Services, Inc., as Master Servicer No. 2, and J.E. Robert Company, Inc., as Special
Servicer (the "Agreement"), as its true and lawful attorney-in-fact (the "Attorney") to act with full power and authority to sign the Form 8-K required to be filed with the Securities and Exchange Commission pursuant to Section 4.02(e) of the Agreement on or before November 30, 2005, such Form 8-K to be in such form as is customary for securities similar to the Certificates as required by the Securities
Exchange Act of 1934, as amended, and the Rules and Regulations of the Securities and Exchange
Commission thereunder.

The said Attorney shall have no power of delegation of authority hereunder.

This Power of Attorney is effective as of September 1, 2005, except that it may be revoked at any time by the Corporation and this Power of Attorney shall be deemed to expire automatically on the earlier of (i) the date on which said Attorney ceases to be Paying Agent under the
Agreement or (ii) the termination of the Agreement.

IN WITNESS WHEREOF, the Corporation has caused these presents to be executed in its name by its Vice President and Secretary as of the 29th day of September, 2005.

J.P.
MORGAN CHASE
COMMERCIAL
MORTGAGE SECURITIES CORP.

By:
/s/ Bianca Russo
Name: Bianca A. Russo
Title: Vice President and Secretary

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
SECRETARY'S CERTIFICATE

The undersigned, Secretary of J.P. Morgan Chase Commercial Mortgage Securities
Corp. (the "Company"), a company duly organized and existing under the laws of the State of
Delaware, United States of America, hereby duly confirms and certifies that attached hereto is a true and complete copy of resolutions adopted by the Company by unanimous written consent of all the members of its Board of Directors as of September 22, 2005.
IN WITNESS WHEREOF, this certificate has been duly executed this 29th day of
September 2005.
J.P. MORGAN CHASE COMMERCIAL
MORTGAGE SECURITIES CORP.

By: /s/ Bianca Russo
Bianca A. Russo
Secretary

UNANIMOUS WRITTEN CONSENT
OF THE
BOARD OF DIRECTORS
OF
J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
The undersigned, being all of the members of the Board of Directors of J.P. Morgan
Chase Commercial Mortgage Securities Corp., a Delaware corporation (the "Corporation"), hereby consent in writing in lieu of a meeting, pursuant to Section 141(f) of the General Corporation Law of the
State of Delaware, to this action and direct that this written consent be filed with the minutes of the proceedings of the Board of Directors:
RESOLVED, that any officers of the Corporation be, and each of them hereby is, authorized and directed in the name and on behalf of the Corporation to grant any and all powers of attorney to LaSalle Bank National Association, as Paying Agent under the Pooling and Servicing
Agreement, dated as of September 1, 2005 (the "Pooling and Servicing Agreement"), as may be
necessary to permit the Paying Agent to file the Forms 8-K required to be filed with the Securities and
Exchange Commission pursuant to the Pooling and Servicing Agreement in connection with the
Corporation's Commercial Mortgage Pass-Through Certificates, Series 2005-LDP4, and such powers of attorney shall be in such form and contain such conditions as any such officer of the Corporation shall have approved in such officer's sole discretion, the execution and delivery thereof by such officer being conclusive evidence of such approval;
RESOLVED, that an executed copy of this Unanimous Written Consent be filed with the minutes of the meetings of the Board of Directors of the Corporation.

This Unanimous Written Consent may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document effective as of
September 22, 2005.

/s/ Brian J. Baker
Brian J. Baker

/s/ Christine E. Cole
Christine E. Cole

/s/ William King
William King

/s/ Steven Z. Schwartz
Steven Z. Schwartz